CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 10, 1997 (except for the merger of Sorrento Eyewear, Inc. into the Company, as to which the date is June 27, 1997) accompanying the statements of operations, stockholders' equity and cash flows of Solovision Optical Inc. included in the Form 10-KSB of Ocean Optique Distributors, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ocean Optique Distributors, Inc. on Form S-3 (File No. 33-98678).

                              /s/ RACHLIN COHEN & HOLTZ

Miami, Florida
October 21, 1997